EXHIBIT 23.2


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2000, relating to the financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 5, 2000